EXHIBIT 99.1

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• JDA Software • PRESS RELEASE	Contact Information at End of Release
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JDA Software Announces Closing of its Offering of $275 Million of Senior Notes;
Exercise of Financing Election in Acquisition of i2 Technologies
Scottsdale, Arizona — December 10, 2009 — JDA® Software Group, Inc. (NASDAQ: JDAS) today announced that it has closed its offering of $275 million in aggregate principal amount of 8.00% senior notes due 2014 to qualified institutional buyers in the United States pursuant to Rule 144A and outside the United States pursuant to Regulation S under the Securities Act of 1933, as amended. The issue price is 98.988% of the principal amount of the senior notes.
     JDA intends to use the proceeds of the offering, along with its existing cash and cash on hand at i2 Technologies, Inc. (NASDAQ: ITWO), to pay the cash portion of the consideration payable to i2’s common and preferred shareholders in connection with the previously announced acquisition of i2 by JDA, as well as the estimated fees and other transaction costs of the acquisition and offering. The notes are guaranteed by JDA’s existing and future domestic subsidiaries and will be guaranteed, following the closing of the acquisition, by i2 and its domestic subsidiaries, in each case other than certain immaterial subsidiaries.
     In connection with the closing of the offering, and the deposit of the proceeds of the offering into escrow, JDA exercised its right to make the financing election pursuant to Section 5.15(b) of the Merger Agreement dated November 4, 2009 among JDA, Alpha Acquisition Corp., or Merger Sub, and i2. Pursuant to such election, JDA, among other things, has irrevocably and unconditionally elected to pay, in respect of each issued and outstanding share of i2 common stock (other than shares held by i2, JDA, Merger Sub, and dissenting i2 stockholders), merger consideration consisting of 0.2562 of a share of JDA’s common stock and $12.70 in cash. Based on the closing sale price of JDA’s common stock on December 9, 2009, the merger consideration has an implied value of $18.76 per share of i2 common stock. As a result of its making the financing election, JDA intends to file an amendment to its Registration Statement on Form S-4 (File No. 333-163215) to provide, among other things, appropriate information with respect to the Financing and updated pro forma financial information.
     The senior notes have not been registered under the Securities Act of 1933, as amended, or applicable state securities laws, and will be offered only to qualified institutional buyers in reliance on Rule 144A and in offshore transactions pursuant to Regulation S under the Securities Act of 1933, as amended. Unless so registered, the senior notes may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws.

     This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.
About JDA Software Group, Inc. (Pre-Acquisition)
     JDA® Software Group, Inc. (NASDAQ: JDAS) is the world’s leading supply chain solutions provider, helping companies optimize operations and improve profitability. For more information about JDA, visit www.jda.com or contact us at info@jda.com or call +1.800.479.7382 / +1.480.308.3000.
Forward-Looking Statements
     This press release contains “forward-looking” statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Act. Forward-looking statements reflect current expectations and projections about future events, and thus involve uncertainty and risk. It is possible that future events, including whether the acquisition is completed on the terms anticipated or at all, may differ from expectations due to a variety of risks and other factors such as those described in JDA’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, as updated by subsequent Quarterly Reports on Form 10-Q, as filed with the U.S. Securities and Exchange Commission. It is not possible to foresee or identify all such factors. Any forward-looking statements in this news release are based on certain assumptions and analyses made in light of JDA’s experience and perception of historical trends, current conditions, expected future developments, and other factors it believes are appropriate in the circumstances. Forward-looking statements are not a guarantee of future performance and actual results or developments may differ materially from expectations. JDA does not intend to update any particular forward-looking statements contained in this press release.
JDA Investor Relations Contacts:
Pete Hathaway, EVP/CFO
pete.hathaway@jda.com
480-308-3000
Mike Burnett, GVP, Treasury and Investor Relations
mike.burnett@jda.com
480-308-3000
JDA Public Relations Contact:
Kathy Kim, Senior Director, Marketing
kathy.kim@jda.com
480-308-3248